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                                                                 Exhibit 23.1

                                 CONSENT OF KPMG LLP

The Board of Directors
Borel Bank & Trust Company:

We consent to the incorporation by reference in the following registration statements: Form S-8 (Nos. 333-74420, 333-74106, 333-65710, 333-30755,
333-06941, 033-93634, and 033-28280) and Form S-3 (Nos. 333-95161, 333-77069,
333-72836, 333-46391, and 333-19823) of Boston Private Financial Holdings, Inc. of our report dated February 26, 2001, with respect to the balance sheets of Borel Bank & Trust Company as of December 31, 2000 and 1999, and the related statements of income, comprehensive income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the Pre-Effective Amendment No. 1 to Form S-4 (No. 333-67746) of Boston Private Financial Holdings, Inc. dated October 12, 2001, and is incorporated by reference in Boston Private Financial Holdings, Inc.'s report on Form 8-K dated November 30, 2001.


San Francisco, California
December 17, 2001


/s/ KPMG LLP
KPMG LLP